UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2014

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Waters Edge Drive, Johnson City, Tennessee	37604
(Address of principal executive offices)	(Zip Code)

(423) 743-9151

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

INTRODUCTORY NOTE

On August 29, 2014, NN, Inc., a Delaware corporation (“NN”), completed the previously announced merger contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among NN, PMC Global Acquisition Corporation, a Michigan corporation and a wholly owned subsidiary of NN (“Merger Sub”), Autocam Corporation, a Michigan corporation (“Autocam”), Newport Global Advisors, L.P., a Delaware limited partnership, solely in its capacity as a shareholder representative (“Newport”), and John C. Kennedy (“Kennedy”). The events described in this Current Report on Form 8-K (this “Report”) occurred in connection with the consummation of the merger of Merger Sub with and into Autocam (the “Merger”).

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Term Loan Credit Facility

On August 29, 2014, NN entered into a term loan credit agreement with Bank of America, N.A., as administrative agent (“BofA”), and the several lenders from time to time a party thereto, with KeyBank National Association, as syndication agent (“KeyBank”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBank, as joint lead arrangers and joint bookrunners (the “Term Loan Facility”). The Term Loan Facility provides for a $350 million senior secured term loan to NN, the proceeds of which were used to (i) finance, in part, the acquisition of Autocam; (ii) refinance existing indebtedness of NN and its subsidiaries and Autocam and its subsidiaries; and (iii) pay fees and expenses. To the extent any funds are remaining, the Term Loan Facility may be used to fund NN’s working capital and other general corporate purposes.

The Term Loan Facility will mature, and all amounts then outstanding thereunder will be payable, on August 29, 2021. The interest rates per annum applicable to the Term Loan Facility will be LIBOR plus the Applicable Margin (defined below) or, at the option of NN, the Base Rate (defined below) plus the Applicable Margin. At no time shall the LIBOR rate used to calculate the interest rates applicable to the initial term loan be less than 1.00% per annum. “Applicable Margin” means (i) 5.00% per annum, in the case of LIBOR loans, and (ii) 4.00% per annum, in the case of Base Rate loans. “Base Rate” means the highest of (a) the Federal Funds Rate plus 1/2 of 1%; (b) the BofA prime rate; and (c) LIBOR plus 1.00%. Amounts advanced under the Term Loan Facility were issued with a 1.5% original issue discount.

The Term Loan Facility provides that, subject to certain conditions, NN may request, at any time and from time to time, the establishment of one or more additional term loan facilities, the aggregate principal amount of which may not exceed $50 million, each of which will become a part of the Term Loan Facility.

NN’s obligations under the Term Loan Facility are guaranteed by each of NN’s existing and future domestic subsidiaries (other than certain inactive and immaterial subsidiaries). Pursuant to the terms of the Term Loan Facility, the obligations of NN are secured by a perfected second-priority security interest in the ABL Priority Collateral (defined below) and a perfected first-priority pledge of the Term Priority Collateral (defined below), in each case, subject to permitted liens and customary exceptions.

“ABL Priority Collateral” includes all of the current assets of NN and NN’s existing and future domestic subsidiaries, including inventory, accounts receivable, deposit and securities accounts, insurance proceeds, letters of credit and letter of credit rights, commercial tort claims, chattel paper, insurance and supporting obligations (the “Current Assets”). “Term Priority Collateral” includes but is not limited to (i) a perfected pledge of 100% of the capital stock of each direct subsidiary held by NN or any of NN’s existing and future domestic subsidiaries, and 65% of the capital stock of each first tier foreign subsidiary, and

(ii) perfected security interests in, and mortgages on, domestic equipment, material domestic real property owned in fee simple, material domestic leased real property, domestic intellectual property, and intercompany notes in favor of NN or NN’s domestic subsidiaries.

The Term Loan Facility contains certain mandatory prepayments, representations and warranties, affirmative covenants, negative covenants and conditions that are customarily required for similar financings. The Term Loan Facility also contains customary events of default including, but not limited to, the failure to make payments of interest or principal under the Term Loan Facility, the failure to comply with certain covenants and agreements specified in the Term Loan Facility for a period of time after notice has been provided, the breach of any representation or warranty, the failure to pay principal on certain other indebtedness, and bankruptcy and insolvency. If any event of default occurs, the principal, interest, and any other monetary obligation on all the then outstanding amounts under the Term Loan Facility may become due and payable immediately.

The description of the Term Loan Facility is qualified in its entirety by the Term Loan Facility filed as Exhibit 10.1 to this Report, which is incorporated herein by reference.

ABL Credit Facility

On August 29, 2014, NN and its wholly owned subsidiary, NN Netherlands B.V. (“NN Netherlands”), entered into a credit agreement with the several lenders from time to time a party thereto, KeyBank, as the administrative agent, domestic swing line lender, U.S. letter of credit issuer and as a joint lead arranger and joint bookrunner, and BofA, as the syndication agent, joint lead arranger and joint bookrunner, foreign collateral agent, Dutch swing line lender and Dutch letter of credit issuer (the “ABL Facility”).

The ABL Facility consists of (i) a senior secured domestic revolving credit facility of up to $85 million (the “Domestic ABL Facility”), and (ii) a senior secured foreign revolving credit facility, available in Euros, of up to $15 million (the “Foreign ABL Facility”).

The Domestic ABL Facility includes sublimits for the issuance of letters of credit of up to $5 million and swing line loans of up to $8.5 million. The Foreign ABL Facility includes sublimits for the issuance of foreign letters of credit of up to $2 million and swing line loans of up to $3 million. Letters of credit issued under the Domestic ABL Facility and Foreign ABL Facility will expire no later than 364 days after issuance, or 30 days prior to the maturity date for the ABL Facility. Swing line loans under the Domestic ABL Facility and Foreign ABL Facility must be repaid in full within seven days of issuance. Issuance of letters of credit or swing line loans under the Domestic ABL Facility and Foreign ABL Facility, respectively, will reduce availability under the Domestic ABL Facility and Foreign ABL Facility, respectively.

The proceeds of the ABL Facility will be used (i) to finance the ongoing working capital requirements of NN and NN Netherlands, and (ii) for general working capital purposes. Up to $5 million of the proceeds of the ABL Facility are permitted to be used to pay for the original issue discount under the Term Loan Facility.

The ABL Facility will mature on the earlier of August 29, 2019, or the date that is six months prior to the maturity date of the Term Loan Facility.

The interest rates per annum applicable to the ABL Facility will be equal to LIBOR, the Dutch Base Rate (defined below) or the Base Rate, in each case, plus the Applicable Revolving Loan Margin (defined below). “Dutch Base Rate” means a fluctuating rate per annum as announced from time to time by Bank of America, N.A. as its “base rate” with respect to the applicable currency. The “Applicable Revolving Loan Margin” is based on the average daily availability under the total ABL Facility and ranges from .5% to 1% for Base Rate loans, from 1.5% to 2% for Dutch Base Rate loans and from 1.5% to 2% for LIBOR loans.

The ABL Facility may be increased by an uncommitted aggregate amount of up to $50 million. The increase may be applied to either the Domestic ABL Facility or the Foreign ABL Facility; provided, however, that the commitments under the Foreign ABL Facility may not exceed 15% of the total aggregate commitment amount of the ABL Facility.

NN’s obligations under the ABL Facility are guaranteed by each of NN’s existing and future domestic subsidiaries. Pursuant to the terms of the ABL Facility, the obligations of NN and each of NN’s existing and future domestic subsidiaries are secured by (i) a perfected first-priority lien on, security interest in and pledge of the ABL Priority Collateral, and (ii) a perfected second-priority lien on, security interest in and pledge of, the Term Priorty Collateral, in each case subject to permitted liens and customary exceptions.

NN Netherlands’ obligations under the Foreign ABL Facility are guaranteed by each of NN’s existing and future domestic subsidiaries (other than certain inactive and immaterial subsidiaries) and may be guaranteed by certain of NN’s existing and future foreign subsidiaries. No foreign subsidiaries of NN are guaranteeing NN Netherlands’ obligations under the Foreign ABL Facility as of closing. NN Netherlands’ and each of the foreign guarantors’ (if any) obligations under the Foreign ABL Facility are secured by a perfected first-priority lien on, security interests in and pledge of, the Foreign Collateral (defined below), subject to permitted liens and customary exceptions. The “Foreign Collateral” includes collectively, the Current Assets of NN Netherlands and each of the foreign guarantors (if any).

The ABL Facility contains certain mandatory prepayments, representations and warranties, affirmative covenants, negative covenants, a financial covenant to maintain a fixed charge coverage ratio of less than 1.05 to 1.00, when availability under the ABL Facility is below the lesser of 10% of the borrowing base or 10% of the total credit facility amount, and other terms and provisions that are customarily required for similar financings. The ABL Facility also contains customary events of default including, but not limited to, the failure to make payments of interest or principal under the ABL Facility, the failure to comply with certain covenants and agreements specified in the ABL Facility for a period of time after notice has been provided, the breach of any representation or warranty, the failure to pay principal on certain other indebtedness, and bankruptcy and insolvency. If any event of default occurs, the principal, interest, and any other monetary obligations on all then outstanding amounts under the ABL Facility may become due and payable immediately.

The description of the ABL Facility is qualified in its entirety by the ABL Facility filed as Exhibit 10.2 to this Report, which is incorporated herein by reference.

Escrow Agreement

In connection with the closing of the Merger, each of NN, Kennedy, Newport and Computershare Trust Company, N.A. (the “Escrow Agent”) entered into an escrow agreement, which became effective on August 29, 2014 (the “Escrow Agreement”). Pursuant to the terms of the Escrow Agreement, NN will deposit 652,174 shares (the “Escrow Shares”) of NN common stock (at a fixed value of $23 per share) with the Escrow Agent to be held in a book-entry position for the benefit of Kennedy (the “Escrow Fund”). The Escrow Shares are available to satisfy any post-closing adjustments to the purchase price as well as indemnification claims made pursuant to the Merger Agreement (in each case, an “Escrow Claim”).

In the event of an Escrow Claim, Kennedy may elect to pay for such Escrow Claim by making a cash payment or by forfeiting to NN the number of Escrow Shares equal to the value of the Escrow Claim. If Kennedy elects to pay for such Escrow Claim by making a cash payment, the Escrow Agent will release to Kennedy the number of Escrow Shares equal to the value of the Escrow Claim, based on a fixed value of $23 per share. Five business days before the earlier of (i) June 30, 2015, and (ii) three months after Autocam delivers audited financial statements to NN for the fiscal year ended December 31, 2014, the Escrow Agent will release to Kennedy the number of Escrow Shares that, after giving effect to such disbursement, would leave the value of the Escrow Shares remaining in the Escrow Fund at $7,500,000, based on a fixed value of $23 per share. Any Escrow Shares remaining thereafter will be released to Kennedy on August 29, 2016.

The description of the Escrow Agreement is qualified in its entirety by the Escrow Agreement filed as Exhibit 10.3 to this Report, which is incorporated herein by reference.

Indemnity Agreement

In connection with the closing of the Merger, NN, Kennedy and each of the pre-Merger shareholders of Autocam entered into an indemnity agreement, which became effective on August 29, 2014 (the “Indemnity Agreement”). Pursuant to the terms of the Indemnity Agreement, each of the pre-Merger shareholders of Autocam, severally, and not jointly, agreed to indemnify NN for certain losses that may exceed the then-current balance of the Escrow Fund. The Indemnity Agreement also provides that Kennedy has the right to forfeit to NN the number of shares of NN common stock (at a fixed value of $23 per share) equal to his pro rata share of such losses.

The description of the Indemnity Agreement is qualified in its entirety by the Indemnity Agreement filed as Exhibit 10.4 to this Report, which is incorporated herein by reference.

Stockholders’ Agreement

In connection with the closing of the Merger, each of NN and Kennedy entered into a stockholders’ agreement, which became effective on August 29, 2014 (the “Stockholders’ Agreement”). Pursuant to the terms of the Stockholders’ Agreement, Kennedy agreed to not directly or indirectly sell, pledge, assign, encumber or otherwise transfer any Escrow Shares or Registration Shares (defined below) for 180 days following the closing of the Merger (the “Restriction Period”), unless otherwise permitted by NN.

During the Restriction Period, Kennedy agreed, among other things, not to: (i) deposit any Escrow Shares, Registration Shares, or any NN shares acquired by Kennedy after the closing of the Merger (collectively, the “Shares”) into a voting trust or enter into a voting agreement; (ii) grant a proxy, consent or power of attorney with respect to the Shares, make any solicitation of proxies to vote, solicit any consent or seek to advise or influence any person with respect to the voting of NN securities or become a participant in any solicitation of proxies that is not approved by the board of directors of NN (the “Board”); or (iii) acquire any additional shares of NN common stock, except by way of stock dividends or other distributions by NN to its stockholders.

Pursuant to the terms of the Stockholders’ Agreement, Kennedy will have certain demand and piggy-back registration rights with respect to the those shares received in connection with the closing of the Merger that are not subject to the Escrow Agreement (the “Registration Shares”). Under the Stockholders’ Agreement, NN may be required, at Kennedy’s demand, to file a Form S-3 registration statement to register the Registration Shares, provided such offered shares have an anticipated aggregate offering price of at least $2.0 million, net of selling expenses. The Stockholders’ Agreement provides that Kennedy may request one such registration during any twelve month period. The Stockholders’ Agreement also provides for piggy-back registration rights to register the Registration Shares if NN initiates a registered offering of its common stock.

The description of the Stockholders’ Agreement is qualified in its entirety by the Stockholders’ Agreement filed as Exhibit 4.1 to this Report, which is incorporated herein by reference.

Noncompetition and Nondisclosure Agreement

In connection with the closing of the Merger, NN and Kennedy entered into a noncompetition and nondisclosure agreement, which became effective on August 29, 2014 (the “Noncompetition and Nondisclosure Agreement”). Pursuant to the terms of the Noncompetition and Nondisclosure Agreement, Kennedy agreed, for himself and on behalf of his affiliates, for a period of three years following the closing of the Merger, to not engage in the precision metal components business for the transportation industry. Kennedy is permitted under the Noncompetition and Nondisclosure Agreement to continue engaging in the manufacture and sale of medical devices. Kennedy further agreed not to disclose or improperly use any confidential information concerning NN’s business. Kennedy has also agreed not to solicit or to interfere with NN’s relationship with any of NN’s employees or independent contractors, or to interfere with NN’s relationship with any person or entity with which NN has any contractual or business relationship.

The description of the Noncompetition and Nondisclosure Agreement is qualified in its entirety by the Noncompetition and Nondisclosure Agreement filed as Exhibit 10.5 to this Report, which is incorporated herein by reference.

Transition Services Agreement

In connection with the closing of the Merger, Autocam and Autocam Medical Devices, LLC, a Michigan limited liability company and former affiliate of Autocam (“Autocam Medical”), entered into a transition services agreement, which became effective on August 29, 2014 (the “Transition Services Agreement”). Pursuant to the terms of the Transition Services Agreement, Autocam agreed to provide Autocam Medical certain sales and marketing, information technology, accounting, finance, corporate management, human resources and other related support services for the twelve month period following the closing of the Merger for a fee of $62,500 per month. Autocam Medical has the option to extend the term of the Transition Services Agreement for an additional twelve month period, with such services being charged as the same rate.

The description of the Transition Services Agreement is qualified in its entirety by the Transition Services Agreement filed as Exhibit 10.6 to this Report, which is incorporated herein by reference.

Cautionary Statements

The descriptions of the Merger Agreement, Term Loan Credit Facility, ABL Facility, Escrow Agreement, Indemnity Agreement, Stockholders’ Agreement, Noncompetition and Nondisclosure Agreement and Transition Services Agreement (collectively, the “Transaction Agreements”), and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of Transaction Agreements, which are attached hereto as exhibits and incorporated by reference herein. The Transaction Agreements have been included as exhibits hereto solely to provide investors and security holders with information regarding their terms. The Transaction Agreements are not intended to be a source of financial, business or operational information about NN or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Transaction Agreements are made only for purposes of such agreements and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the such agreements, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of NN or its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in public disclosures.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On August 29, 2014, contemporaneously with the execution and delivery of the Term Loan Facility and the ABL Facility, (i) that certain Third Amended and Restated Credit Agreement, dated as of October 26, 2012 (the “Existing Credit Agreement”), by and among NN, the lenders party thereto and KeyBank, as administrative agent, and (ii) that certain Third Amended and Restated Note Purchase and Shelf Agreement, dated as of December 21, 2010 (the “Existing Note Purchase Agreement), by and among NN and certain note purchasers party thereto, were terminated and all amounts outstanding thereunder were repaid. NN will pay approximately $1.7 million as a make-whole interest payment in connection with the termination of the Existing Credit Agreement and the Existing Note Purchase Agreement.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 29, 2014, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Autocam. As a result of the Merger, the separate corporate existence of Merger Sub ceased and Autocam continued as the surviving corporation of the Merger and as a wholly owned subsidiary of NN.

NN acquired Autocam for an aggregate purchase price of $300.0 million, consisting of $245.2 million in cash, $25.0 million of NN common stock (at a fixed value of $23 per share), and the assumption of $29.8 million of indebtedness.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure provided under Item 1.01 of this Report is incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As previously reported in NN’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 22, 2014, NN issued 1,086,956 shares of its common stock (at a fixed value of $23 per share) to Kennedy (the “Merger Shares”) in connection with the closing of the Merger and as a portion of the Merger consideration payable to Kennedy. The Merger Shares were issued on August 29, 2014 pursuant to the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Following the closing of the Merger and after giving effect to the By-law Amendment (defined below) on August 29, 2014, the Board appointed John C. Kennedy to the Board as a Class I director. The appointment of Mr. Kennedy was contemplated by and made in accordance with the Merger Agreement. Mr. Kennedy will serve on the Board’s Governance Committee.

Mr. Kennedy, 56, served as the Chief Executive Officer of Autocam from 1988 until the closing of the Merger. Mr. Kennedy currently serves as director, President and Chief Executive Officer of Autocam Medical, a privately held contract medical device manufacturer and former affiliate of Autocam. Mr. Kennedy also serves on a number of private for-profit and non-profit boards, including Lacks Enterprises, a privately held automotive trim component manufacturer, the Van Andel Institute, a nonprofit medical research institute, and Grand Valley State University Board of Trustees. Mr. Kennedy brings to the Board expertise in the industrial and manufacturing sectors, and extensive experience in leadership and management of large multinational corporations and in mergers and acquisitions.

As a director of NN, Mr. Kennedy will be entitled to the same general compensation arrangement as is provided to the other non-employee directors of NN. A description of this arrangement is contained under the heading “Compensation of Directors” in NN’s definitive proxy statement filed with the SEC on April 4, 2014, and is incorporated herein by reference.

As consideration for Kennedy’s interest in Autocam, Mr. Kennedy received the Merger Shares and cash proceeds of approximately $106.6 million. Additionally, Rising Tide, LLC, a limited liability company owned by certain immediate family members of Mr. Kennedy, received cash proceeds of approximately $19.5 million in respect of its ownership interest in Autocam. In connection with the closing of the Merger, Mr. Kennedy and NN entered into the Escrow Agreement, the Indemnity Agreement and the Stockholders’ Agreement, each of which are described in Item 1.01 of this Report. Pursuant to the terms of the Escrow Agreement and Indemnity Agreement, Mr. Kennedy may be required to forfeit shares of NN common stock owned by him (or cash in lieu of stock) to satisfy certain post-closing adjustments to the purchase price or Escrow Claims made pursuant to the Merger Agreement. Pursuant to the terms of the Stockholders’ Agreement, shares of NN common stock owned by Mr. Kennedy are subject to certain restrictions and registration rights.

Additionally, in connection with the closing of the Merger, Autocam and Autocam Medical entered into the Transition Services Agreement, which is described in Item 1.01 of this Report. Mr. Kennedy owns a controlling interest in Autocam Medical in addition to serving as a director and its President and Chief Executive Officer. Pursuant to the terms of the Transition Services Agreement, Autocam will be providing certain transition services to Autocam Medical for the twelve month period following the closing of the Merger in consideration for monthly payments of $62,500, subject to Autocam Medical’s right to extend the term of the Transition Services Agreement for an additional twelve month period.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On August 29, 2014, the Board approved an amendment to NN’s Restated By-laws to provide for the Board to increase the size of the Board by resolution, and to authorize members of the Board to consent to actions taken by the Board without a meeting through means of an electronic transmission (the “By-law Amendment”). The By-law Amendment became effective as of the closing of the Merger, and the size of the Board was increased from seven to eight directors.

The description of the By-law Amendment is qualified in its entirety by the By-law Amendment filed as Exhibit 3.1 to this Report, which is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On September 2, 2014, NN issued a press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

Financial statements of the business acquired will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 18, 2014, by and among NN, Inc., PMC Global Acquisition Corporation, Autocam Corporation, Newport Global Advisors, L.P., and John C. Kennedy (incorporated by reference to Exhibit 2.1 to NN, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2014).

3.1	Amendment to the Restated By-Laws of NN, Inc.

4.1	Stockholders’ Agreement, effective as of August 29, 2014, by and between NN, Inc. and John C. Kennedy.

10.1	Term Loan Credit Agreement, dated as of August 29, 2014, by and among NN, Inc., Bank of America, N.A., the several lenders from time to time a party thereto, KeyBank National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBank National Association as joint lead arrangers and joint bookrunners.

10.2	Credit Agreement, dated as of August 29, 2014, by and among NN, Inc., NN Netherlands B.V., the several lenders from time to time a party thereto, KeyBank National Association, and Bank of America, N.A.

10.3	Escrow Agreement, effective as of August 29, 2014, by and among NN, Inc., Newport Global Advisors, L.P., John C. Kennedy and Computershare Trust Company, N.A.

10.4	Indemnity Agreement, effective as of August 29, 2014, by and among NN, Inc. and each of the shareholders of Autocam Corporation identified therein.

10.5	Noncompetition and Nondisclosure Agreement, effective as of August 29, 2014, by and between NN, Inc. and John C. Kennedy.

10.6	Transition Services Agreement, effective as of August 29, 2014, by and among Autocam Corporation and Autocam Medical Devices, LLC.

99.1	Press Release of NN, Inc., dated September 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2014	NN, INC.

	By:	/s/ William C. Kelly, Jr.
		Name:	William C. Kelly, Jr.
		Title:	Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 18, 2014, by and among NN, Inc., PMC Global Acquisition Corporation, Autocam Corporation, Newport Global Advisors, L.P., and John C. Kennedy (incorporated by reference to Exhibit 2.1 to NN, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2014).

3.1	Amendment to the Restated By-Laws of NN, Inc.

4.1	Stockholders’ Agreement, effective as of August 29, 2014, by and between NN, Inc. and John C. Kennedy.

10.1	Term Loan Credit Agreement, dated as of August 29, 2014, by and among NN, Inc., Bank of America, N.A., the several lenders from time to time a party thereto, KeyBank National Association, as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and KeyBank National Association as joint lead arrangers and joint bookrunners.

10.2	Credit Agreement, dated as of August 29, 2014, by and among NN, Inc., NN Netherlands B.V., the several lenders from time to time a party thereto, KeyBank National Association, and Bank of America, N.A.

10.3	Escrow Agreement, effective as of August 29, 2014, by and among NN, Inc., Newport Global Advisors, L.P., John C. Kennedy and Computershare Trust Company, N.A.

10.4	Indemnity Agreement, effective as of August 29, 2014, by and among NN, Inc. and each of the shareholders of Autocam Corporation identified therein.

10.5	Noncompetition and Nondisclosure Agreement, effective as of August 29, 2014, by and between NN, Inc. and John C. Kennedy.

10.6	Transition Services Agreement, effective as of August 29, 2014, by and among Autocam Corporation and Autocam Medical Devices, LLC.

99.1	Press Release of NN, Inc., dated September 2, 2014.